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                                                               Exhibit (n)(1)


                 [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]


                                                                February 4, 2002

DECS Trust IX
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

Ladies and Gentlemen:

         We have acted as special tax counsel to DECS Trust IX (the `Trust') in connection with the registration statement on Form N-2 of the Trust (the `Registration Statement') with the Securities and Exchange Commission and hereby confirm to you the discussion as set forth under the heading `Certain United States Federal Income Considerations' in the Prospectus included in the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters' in the Prospectus. In giving such consent, we do not thereby admit that we are in the capacity of persons whose consent is required under Section 7 of the Act.


                                           Very truly yours,
                                           Cleary, Gottlieb, Steen & Hamilton


                                           By:  /s/ ERIKA W. NIJENHUIS
                                              ------------------------------
                                              Erika W. Nijenhuis, a Partner